Exhibit 99.1

MULTI-COLOR CORPORATION APPOINTS JAMES H. REYNOLDS

TO CHIEF ACCOUNTING OFFICER

CINCINNATI, OHIO, August 29, 2005 - Multi-Color Corporation (NASDAQ: LABL) announced the appointment of James H. Reynolds to Chief Accounting Officer, effective August 18, 2005.

Mr. Reynolds, age 39, joined Multi-Color Corporation in May 2005 as Vice President-Corporate Controller. Mr. Reynolds had previously been with Cincinnati Bell Inc. since 2000 where he served as Vice President-Finance, Vice President-Controller and Chief Accounting Officer and Assistant Corporate Controller.

About Multi-Color (http://www.multicolorcorp.com)

Cincinnati, Ohio based Multi-Color Corporation is a premier supplier of decorative label solutions and packaging services to consumer product and food and beverage companies, retailers and container manufacturers. Our customers include many of the world’s largest manufacturers of household, fabric and personal care, automotive and lawn care, and food and beverage products representing many of the world’s most well known and respected brands. We currently provide products and services to more than 650 customers in the United States (U.S.), Canada, Mexico, Central and South America.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President-Finance, Chief Financial Officer

Multi-Color Corporation

(513) 345-1108